Exhibit 99.1

IFF Reports Second Quarter 2018 Results

Achieved strong first half financial results

Reconfirms full year 2018 currency neutral guidance

NEW YORK--(BUSINESS WIRE)--August 7, 2018--Regulatory News:

International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris:IFF) reported financial results and strategic achievements for the second quarter ended June 30, 2018.

First Half 2018 Consolidated Summary: Change vs. Prior Year

	Reported (GAAP)			Adjusted (Non-GAAP)¹			Currency Neutral (Non-GAAP)¹
	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS
Consolidated	11%	17%	1%	11%	9%	11%	6%	5%	10%

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics.

Second Quarter 2018 Consolidated Summary: Change vs. Prior Year

	Reported (GAAP)			Adjusted (Non-GAAP)¹			Currency Neutral (Non-GAAP)¹
	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS
Consolidated	9%	2%	(10)%	9%	3%	11%	5%	(2)%	8%

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics.

Management Commentary

“Top-line trends remained strong in the second quarter, marking the fourth consecutive quarter of mid-single digit growth,” said IFF Chairman and CEO Andreas Fibig. “Performance was broad-based, as all regions and categories improved versus prior year, driven by new wins and price increases needed to compensate for raw material inflation. In particular, we continued to see robust growth with our local and regional customers, as well as in the emerging markets - both of which grew high-single digits. In terms of bottom-line performance, we delivered a high-single digit improvement in adjusted currency neutral EPS.

“Based on our strong year-to-date performance and our current outlook for the balance of the year, we are reconfirming our previously stated full year currency neutral guidance.

“We are progressing toward the completion of our combination with Frutarom announced during the second quarter. We received Frutarom shareholder approval, as well as antitrust approval in the United States and Israel and we now expect to close in the fourth quarter - earlier than our previously communicated timeline, pending the remaining regulatory approvals. The integration planning process is well underway and, after nearly three months, we are more enthusiastic than ever about the opportunities ahead of us.

“Together with Frutarom, IFF expects to deliver accelerated growth and offer our customers a stronger, more differentiated portfolio of integrated solutions, allowing us to expand beyond our core taste and scent businesses into nutrition. We continue to focus on driving differentiation via R&D, balancing our customer base by emphasizing fast-growing small and mid-sized customers and maximizing our portfolio by expanding into fast-growing and diverse adjacencies. Our combination, especially in the context of the strong performance both companies continue to deliver, is expected to result in significant value creation for our shareholders. We could not be more excited about what the future holds.”

Second Quarter 2018 Consolidated Financial Highlights

  Reported net sales for the second quarter totaled $920 million, an increase of 9% from
  $843 million in 2017. Excluding the impact of foreign exchange, currency neutral sales increased 5% over the prior year.
  Reported operating profit for the second quarter was $155 million versus $152 million reported in 2017, an increase of 2%. Excluding the impact of foreign exchange and those items that affect comparability, currency neutral adjusted operating profit decreased by 2%.
  Reported earnings per share (EPS) for the second quarter was $1.25 per diluted share versus $1.38 per diluted share reported in 2017. Excluding the impact of foreign exchange and those items that affect comparability, currency neutral adjusted EPS improved 8%.

Second Quarter 2018 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral (Non-GAAP)
	Sales	Segment Profit	Sales	Segment Profit
Flavors	9%	13%	6%	6%

Fragrances	10%	0%	5%	(9)%

Flavors Business Unit

  On a reported basis, sales increased 9%, or $36.2 million, to $450.5 million. Currency neutral sales grew 6% driven by growth in all categories and all regions.
  EAME increased 16% on a reported basis and 5% on a currency neutral basis, led by strong double-digit growth in Africa and the Middle East as well as mid-single digit growth in Europe. Growth was achieved across all categories, led by strong performances in Dairy, Beverage and Savory.
  North America improved 9% driven by high-single-digit growth at Tastepoint℠ and strong new wins in Beverage, Dairy and Sweet.
  Latin America increased 5% on a reported basis and 8% on a currency neutral basis led by strong double-digit growth in Argentina and Mexico. On a category basis, strong double-digit growth was achieved in Savory and Dairy as well as mid-single digit growth in Beverage.
  Greater Asia increased 5% on a reported basis and 2% on a currency neutral basis, as strong double-digit growth in China and India was largely offset by softness in Indonesia and Thailand. On a category basis, growth was strongest in Savory, Sweet and Dairy.
  Flavors segment profit increased 13% on a reported basis and 6% on a currency neutral basis, driven primarily by volume growth and the benefits from productivity initiatives.

Fragrances Business Unit

  On a reported basis, sales increased 10%, or $40.9 million, to $469.5 million. Currency neutral sales improved 5%, with broad-based growth from all categories and nearly all regions.
  Fine Fragrances increased 7% on a reported basis and 1% on a currency neutral basis led by double-digit growth in LATAM and low-single-digit growth in North America.
  Consumer Fragrances grew 8% on a reported basis and 5% on a currency neutral basis with growth achieved in all categories. Performance was led by double-digit growth in Hair Care as well as mid-single-digit increases in Toiletries, Home Care & Fabric Care. On a geographic basis, growth was broad-based, with all regions contributing positively to the results.
  Fragrance Ingredients grew 16% on a reported basis and 10% on a currency neutral basis, with increases in three of the four regions.
  Fragrances segment profit was flat on a reported basis and decreased 9% on a currency neutral basis as volume growth and the benefits from productivity initiatives were more than offset by the impact of higher raw material costs, net of price increases, including the previously announced citral supply issue.

The Company’s full year 2018 guidance:

	Currency Neutral	FX Impact[1]	Adjusted[2]

Sales	3.0% - 5.0%	~2.0%	5.0% - 7.0%
Operating Profit	5.0% - 7.0%	~1.5%	6.5% - 8.5%
EPS	4.0% - 6.0%	~1.5%	5.5% - 7.5%

1 See Use of Non-GAAP Financial Measures

2 Excludes items impacting comparability
* Excludes the impact of potential Frutarom transaction

A copy of the Company’s Quarterly Report on Form 10-Q will be available on its website at www.iff.com or at www.sec.gov by August 8, 2018.

Audio Webcast

A live webcast to discuss the Company’s second quarter 2018 financial results will be held on August 8, 2018, at 10:00 a.m. ET. Investors may access the webcast and accompanying slide presentation on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding our outlook in our full year 2018 guidance, the expected timeline for completion and impact of the combination with Frutarom, including our focus to drive differentiation, balance our customer base, maximize our portfolio and our ability to deliver growth across all of our key financial metrics, and the impact of our actions on value creation for our shareholders. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on February 27, 2018 and subsequent filings with the SEC, including the Company’s Quarterly Reports on Form 10-Q. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) the inability to obtain required regulatory approvals for the Frutarom acquisition, the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the acquisition; (2) the risk that a condition to closing of the Frutarom acquisition may not be satisfied on a timely basis or at all; (3) the failure of the proposed Frutarom transaction to close for any other reason; (4) uncertainties as to access to available financing (including financing for the acquisition or refinancing of Company or Frutarom debt) on a timely basis and on reasonable terms; (5) the impact of the Company’s proposed financing on its liquidity and flexibility to respond to other business opportunities; (6) whether the acquisition will have the accretive effect on the Company’s earnings or cash flows that it expects; (7) the inability to obtain, or delays in obtaining, cost savings and synergies from the Frutarom acquisition; (8) costs and difficulties related to the integration of Frutarom’s businesses and operations with the Company’s businesses and operations; (9) unexpected costs, liabilities, charges or expenses resulting from the Frutarom acquisition; (10) adverse effects on the Company’s stock price resulting from the Frutarom acquisition; (11) the inability to retain key personnel; (12) potential adverse reactions, changes to business relationships or competitive responses resulting from the Frutarom acquisition; (13) macroeconomic trends affecting the emerging markets; (14) the Company’s ability to successfully identify and complete acquisitions in line with its Vision 2020 strategy, and to realize the anticipated benefits of those acquisitions; (15) the Company’s ability to realize the benefits of its cost and productivity initiatives; (16) the impact of the disruption in supply of citral from BASF on the price and availability of citral in 2018; (17) the Company’s ability to effectively compete in its market, and to successfully develop new, cost-effective and competitive products that appeal to its customers and consumers; (18) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (19) the Company’s ability to benefit from its investments and expansion in emerging markets; (20) the impact of currency fluctuations or devaluations in the principal foreign markets in which it operates; (21) the economic and political risks associated with the Company’s international operations, including challenging economic conditions in China and Latin America; (22) the impact of any failure or interruption of the Company’s key information technology systems or a breach of information security; (23) the Company’s ability to comply with, and the costs associated with compliance with U.S. and foreign environmental protection laws; (24) the Company’s ability to realize expected cost savings and efficiencies from its profitability improvement initiative and other optimization activities; (25) volatility and increases in the price of raw materials, energy and transportation; (26) price realization in a rising input cost environment; (27) fluctuations in the quality and availability of raw materials; (28) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (29) any adverse impact on the availability, effectiveness and cost of the Company’s hedging and risk management strategies; (30) the Company’s ability to successfully manage its working capital and inventory balances; (31) the effect of legal and regulatory developments, as well as restrictions or costs that may be imposed on the Company or its operations by U.S. and foreign governments; (32) adverse changes in federal, state, local and international tax legislation or policies, including with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; and (33) changes in market conditions or governmental regulations relating to our pension and postretirement obligations. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

We provide in this press release (1) Currency Neutral Sales, (2) Adjusted Operating Profit and Currency Neutral Adjusted Operating Profit and (3) Adjusted EPS and Currency Neutral Adjusted EPS, which exclude restructuring costs and other significant items of a non-recurring and/or nonoperational nature such as legal charges/credits, losses (gains) on sale of assets, tax assessment, operational improvement initiatives, integration costs, FDA mandated product recall costs, acquisition related costs, CTA realization, Frutarom pre-acquisition costs and U.S. Tax reform (often referred to as “Items Impacting Comparability”) and, with respect to the currency neutral items, the impact of foreign currency movements. We provide these metrics as we believe that they are useful in providing period to period comparisons of the results of our operational performance. When we provide our expectations for our currency neutral metrics in our full year 2018 guidance, we estimate the anticipated FX impact by comparing prior year results to the prior year results restated at exchange rates in effect for the current year based on the currency of the underlying transaction. When we provide our expectations for our Adjusted Operating Profit and our Adjusted EPS in our full year 2018 guidance, the closest corresponding GAAP measures (expected reported Operating Profit and EPS) and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally are not available without unreasonable effort due to inherent difficulty of forecasting the timing and amount of reconciling items that would be excluded from the GAAP measure in the relevant future period and the relevant tax impact of such reconciling items on EPS. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. Currency Neutral Sales, Adjusted Operating Profit, Currency Neutral Adjusted Operating Profit, Adjusted EPS and Currency Neutral Adjusted EPS should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

Meet IFF

International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris: IFF) is a leading innovator of sensorial experiences that move the world. At the heart of our company, we are fueled by a sense of discovery, constantly asking “what if?”. That passion for exploration drives us to co-create unique products that consumers taste, smell, or feel in fine fragrances and beauty, detergents and household goods, as well as beloved foods and beverages. Our 7,300 team members globally take advantage of leading consumer insights, research and development, creative expertise, and customer intimacy to develop differentiated offerings for consumer products. Learn more at www.iff.com, Twitter , Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc. Consolidated Income Statement (Amounts in thousands except per share data) (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change

Net sales	$920,016	$842,861	9%	$1,850,944	$1,671,154	11%
Cost of goods sold	521,299	469,877	11%	1,046,419	935,088	12%
Gross profit	398,717	372,984	7%	804,525	736,066	9%
Research and development expenses	74,767	72,761	3%	153,244	144,887	6%
Selling and administrative expenses	157,407	139,319	13%	300,051	283,023	6%
Amortization of acquisition-related intangibles	9,584	8,494	13%	18,769	15,561	21%
Restructuring and other charges, net	1,186	791	50%	1,903	10,934	-83%
Losses (gains) on sales of fixed assets	1,264	(68)	N/A	1,195	(89)	N/A
Operating profit	154,509	151,687	2%	329,363	281,750	17%
Interest expense	53,246	17,556	203%	69,841	30,363	130%
Other (income), net	(20,655)	(7,909)	161%	(21,232)	(29,140)	-27%
Income before taxes	121,918	142,040	-14%	280,754	280,527	0%
Taxes on income	22,769	32,245	-29%	52,190	54,968	-5%
Net income	$99,149	$109,795	-10%	$228,564	$225,559	1%

Earnings per share - basic	$1.25	$1.39		$2.89	$2.85
Earnings per share - diluted	$1.25	$1.38		$2.87	$2.84

Average shares outstanding
Basic	79,065	79,072		79,041	79,088
Diluted	79,303	79,305		79,347	79,360

International Flavors & Fragrances Inc. Condensed Consolidated Balance Sheet (Amounts in thousands) (Unaudited)

	June 30,	December 31,
	2018	2017
Cash and cash equivalents	$322,423	$368,046
Receivables	723,855	663,663
Inventories	695,192	649,448
Other current assets	285,110	215,387
Total current assets	2,026,580	1,896,544

Property, plant and equipment, net	867,629	880,580
Goodwill and other intangibles, net	1,540,012	1,572,075
Other assets	239,221	249,727
Total assets	$4,673,442	$4,598,926

Bank borrowings, commercial paper, overdrafts and current portion of long-term debt	$6,500	$6,966
Other current liabilities	692,870	761,802
Total current liabilities	699,370	768,768

Long-term debt	1,717,189	1,632,186
Non-current liabilities	500,680	508,678

Shareholders' equity	1,756,203	1,689,294
Total liabilities and shareholders' equity	$4,673,442	$4,598,926

International Flavors & Fragrances Inc. Consolidated Statement of Cash Flows (Amounts in thousands) (Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$228,564	$225,559
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	64,968	55,805
Deferred income taxes	14,342	1,505
Loss (gain) on disposal of assets	1,195	(89)
Stock-based compensation	15,173	12,893
Pension contributions	(9,963)	(31,557)
Litigation settlement	-	(56,000)
Product recall claim settlement	(12,969)	-
Foreign currency gain on liquidation of entity	-	(12,214)
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(99,963)	(77,580)
Inventories	(67,940)	(4,228)
Accounts payable	(7,139)	(23,479)
Accruals for incentive compensation	(25,158)	(12,316)
Other current payables and accrued expenses	11,028	(3,099)
Other assets	(65,620)	18,007
Other liabilities	8,651	(35,286)
Net cash provided by operating activities	55,169	57,921

Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(22)	(191,304)
Additions to property, plant and equipment	(67,421)	(46,153)
Proceeds from life insurance contracts	-	1,941
Maturity of net investment hedges	(2,642)	3,016
Proceeds from disposal of assets	618	473
Net cash used in investing activities	(69,467)	(232,027)

Cash flows from financing activities:
Cash dividends paid to shareholders	(108,824)	(101,184)
Increase in revolving credit facility borrowings and overdrafts	110,259	21,595
Deferred financing costs	(1,401)	(5,373)
Proceeds from issuance of long-term debt	-	498,250
(Loss) on pre-issuance hedges	-	(5,310)
Proceeds from issuance of stock under stock plans	-	329
Employee withholding taxes paid	(9,096)	(11,485)
Purchase of treasury stock	(15,475)	(53,211)
Net cash (used in) provided by financing activities	(24,537)	343,611
Effect of exchange rates changes on cash and cash equivalents	(6,788)	(2,111)
Net change in cash and cash equivalents	(45,623)	167,394
Cash and cash equivalents at beginning of year	368,046	323,992
Cash and cash equivalents at end of period	$322,423	$491,386

International Flavors & Fragrances Inc. Business Unit Performance (Amounts in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Sales
Flavors	$450,540	$414,323	$899,559	$820,487
Fragrances	469,476	428,538	951,385	850,667
Consolidated	920,016	842,861	1,850,944	1,671,154

Segment Profit
Flavors	109,605	96,840	221,169	191,395
Fragrances	80,780	80,993	174,056	158,867
Global Expenses	(20,572)	(13,488)	(44,398)	(29,781)
Operational Improvement Initiatives	(403)	(445)	(1,429)	(1,066)
Acquisition Related Costs	4	(6,278)	518	(15,066)
Integration Related Costs	(993)	(731)	(993)	(1,923)
Legal Charges/Credits, net	-	(1,000)	-	(1,000)
Tax Assessment	-	19	-	(5,331)
Restructuring and Other Charges, net	(193)	(791)	(910)	(10,934)
(Losses) Gains on Sale of Assets	(1,264)	68	(1,195)	89
FDA Mandated Product Recall	-	(3,500)	(5,000)	(3,500)
Frutarom Acquisition Related Costs	(12,455)	-	(12,455)	-
Operating profit	154,509	151,687	329,363	281,750

Interest Expense	(53,246)	(17,556)	(69,841)	(30,363)
Other income (expense), net	20,655	7,909	21,232	29,140
Income before taxes	$121,918	$142,040	$280,754	$280,527

Operating Margin
Flavors	24.3%	23.4%	24.6%	23.3%
Fragrances	17.2%	18.9%	18.3%	18.7%
Consolidated	16.8%	18.0%	17.8%	16.9%

International Flavors & Fragrances Inc. Sales Performance by Region and Category (Unaudited)

		Second Quarter 2018 vs. 2017
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	2%	4%	20%	7%	9%	8%

EAME	Reported	8%	15%	7%	11%	16%	13%
	Currency Neutral	-2%	4%	-2%	1%	5%	2%

Latin America	Reported	8%	6%	6%	6%	5%	6%
	Currency Neutral	10%	6%	5%	7%	8%	7%

Greater Asia	Reported	-5%	7%	39%	12%	5%	8%
	Currency Neutral	-9%	5%	34%	9%	2%	5%

Total	Reported	7%	8%	16%	10%	9%	9%
	Currency Neutral	1%	5%	10%	5%	6%	5%

		First Six Months 2018 vs. First Six Months 2017
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	6%	8%	13%	9%	9%	9%

EAME	Reported	8%	17%	18%	14%	20%	16%
	Currency Neutral	-3%	4%	7%	3%	8%	5%

Latin America	Reported	21%	4%	16%	9%	2%	6%
	Currency Neutral	21%	4%	14%	9%	3%	7%

Greater Asia	Reported	-10%	8%	47%	13%	5%	9%
	Currency Neutral	-13%	5%	41%	10%	2%	5%

Total	Reported	9%	10%	21%	12%	10%	11%
	Currency Neutral	3%	5%	14%	6%	6%	6%

Currency neutral growth is calculated by translating prior year sales at the exchange rates used for the corresponding 2018 period.

International Flavors & Fragrances Inc. GAAP to Non-GAAP Reconciliation Foreign Exchange Impact (Unaudited)

Q2 Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	9%	2%	-10%
Items Impacting Comparability	0%	1%	20%
% Change - Adjusted (Non-GAAP)	9%	3%	11%*
Currency Impact	-4%	-6%	-3%
% Change - Currency Neutral (Adjusted)	5%	-2%*	8%

Q2 Flavors	Sales	Segment Profit
% Change - Reported (GAAP)	9%	13%
Currency Impact	-3%	-7%
% Change - Currency Neutral	6%	6%

Q2 Fragrances	Sales	Segment Profit
% Change - Reported (GAAP)	10%	0%
Currency Impact	-5%	-9%
% Change - Currency Neutral	5%	-9%

1H Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	11%	17%	1%
Items Impacting Comparability	0%	-7%	10%
% Change - Adjusted (Non-GAAP)	11%	9%*	11%
Currency Impact	-5%	-5%	-1%
% Change - Currency Neutral (Adjusted)	6%	5%*	10%

*Item does not foot due to rounding

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter
	2018	2017
Reported (GAAP)	$398,717	$372,984
Operational Improvement Initiatives (a)	403	445
Acquisition Related Costs (b)	-	5,606
Integration Related Costs (c)	-	98
FDA Mandated Product Recall (g)	-	3,500
Adjusted (Non-GAAP)	$399,120	$382,633

Reconciliation of Selling and Administrative Expenses
	Second Quarter
	2018	2017
Reported (GAAP)	$157,407	$139,319
Acquisition Related Costs (b)	4	(672)
Integration Related Costs (c)	-	(542)
Legal Charges/Credits, net (d)	-	(1,000)
Tax Assessment (e)	-	19
Frutarom Acquisition Related Costs (h)	(12,455)	-
Adjusted (Non-GAAP)	$144,956	$137,124

Reconciliation of Operating Profit
	Second Quarter
	2018	2017
Reported (GAAP)	$154,509	$151,687
Operational Improvement Initiatives (a)	403	445
Acquisition Related Costs (b)	(4)	6,278
Integration Related Costs (c)	993	731
Legal Charges/Credits, net (d)	-	1,000
Tax Assessment (e)	-	(19)
Restructuring and Other Charges, net (f)	193	791
Losses (Gains) on Sale of Assets	1,264	(68)
FDA Mandated Product Recall (g)	-	3,500
Frutarom Acquisition Related Costs (h)	12,455	-
Adjusted (Non-GAAP)	$169,813	$164,345

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income
	Second Quarter
	2018				2017
	Income before taxes	Taxes on income (i)	Net income	EPS (j)	Income before taxes	Taxes on income (i)	Net income	EPS
Reported (GAAP)	$121,918	$22,769	$99,149	$1.25	$142,040	$32,245	$109,795	$1.38
Operational Improvement Initiatives (a)	403	142	261	-	445	111	334	-
Acquisition Related Costs (b)	(4)	(1)	(3)	-	6,278	1,472	4,806	0.06
Integration Related Costs (c)	993	-	993	0.01	731	243	488	0.01
Legal Charges/Credits, net (d)	-	-	-	-	1,000	354	646	0.01
Tax Assessment (e)	-	-	-	-	(19)	(7)	(12)	-
Restructuring and Other Charges, net (f)	193	46	147	-	791	(75)	866	0.01
Losses (Gains) on Sale of Assets	1,264	263	1,001	0.01	(68)	(22)	(46)	-
FDA Mandated Product Recall (g)	-	-	-	-	3,500	1,238	2,262	0.03
Frutarom Acquisition Related Costs (h)	36,989	6,543	30,446	0.38	-	-	-	-
Adjusted (Non-GAAP)	$161,756	$29,762	$131,994	$1.66	$154,698	$35,559	$119,139	$1.50

(a)	For 2018, represents accelerated depreciation related to a plant relocation in India. For 2017, represents accelerated depreciation and idle labor costs in Hangzhou, China.
(b)	For 2017, represents the amortization of inventory "step-up" related to the acquisitions of David Michael, Fragrance Resources and PowderPure, included in cost of goods sold and transaction costs related to the acquisitions of David Michael, Fragrance Resources and PowderPure, included in Selling and administrative expenses.
(c)	For 2018, represents costs related to the integration of David Michael. For 2017, represents costs related to the integration of David Michael and Fragrance Resources acquisitions.
(d)	Represents additional charge related to litigation settlement.
(e)	Represents the reserve for payment of a tax assessment related to commercial rent for prior periods.
(f)	Represents severance costs related to the 2017 Productivity Program.
(g)	Represents management's best estimate of losses related to the previously disclosed FDA mandated recall.
(h)	Represents transaction-related costs and expenses related to the pending acquisition of Frutarom. Amount includes $10.6 million of bridge loan commitment fees included in Interest expense, $25.0 million mark-to-market loss adjustment on an interest rate derivative and an $11.0 million mark-to-market gain adjustment on a foreign currency derivative, and $12.5 million of transaction costs included in administrative expenses.
(i)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable for which the tax expense (benefit) was calculated at 0%. For second quarter of 2018, certain non-GAAP adjustments were subject to valuation allowances and therefore was calculated at 0%.
(j)	The sum of these items does not foot due to rounding.
The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $0.7M related to PowderPure, $2.0M related to Fragrance Resources, $1.1M related to David Michael, $1.6M related to Ottens Flavors, and $2.0M related to Lucas Meyer Cosmetics.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Second Quarter Year-to-Date
	2018	2017
Reported (GAAP)	$804,525	$736,066
Operational Improvement Initiatives (a)	856	1,066
Acquisition Related Costs (b)	-	10,907
Integration Related Costs (c)	-	186
FDA Mandated Product Recall (h)	5,000	3,500
Adjusted (Non-GAAP)	$810,381	$751,725

Reconciliation of Selling and Administrative Expenses
	Second Quarter Year-to-Date
	2018	2017
Reported (GAAP)	$300,051	$283,023
Acquisition Related Costs (b)	518	(4,159)
Integration Related Costs (c)	-	(1,485)
Legal Charges/Credits, net (d)	-	(1,000)
Tax Assessment (e)	-	(5,331)
Frutarom Acquisition Related Costs (j)	(12,455)	-
Adjusted (Non-GAAP)	$288,114	$271,048

Reconciliation of Operating Profit
	Second Quarter Year-to-Date
	2018	2017
Reported (GAAP)	$329,363	$281,750
Operational Improvement Initiatives (a)	1,429	1,066
Acquisition Related Costs (b)	(518)	15,066
Integration Related Costs (c)	993	1,923
Legal Charges/Credits, net (d)	-	1,000
Tax Assessment (e)	-	5,331
Restructuring and Other Charges, net (f)	910	10,934
Losses (Gains) on Sale of Assets	1,195	(89)
FDA Mandated Product Recall (h)	5,000	3,500
Frutarom Acquisition Related Costs (j)	12,455	-
Adjusted (Non-GAAP)	$350,827	$320,481

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income
	Second Quarter Year-to-Date
	2018				2017
	Income before taxes	Taxes on income (k)	Net income	EPS	Income before taxes	Taxes on income (k)	Net income	EPS (l)
Reported (GAAP)	$280,754	$52,190	$228,564	$2.87	$280,527	$54,968	$225,559	$2.84
Operational Improvement Initiatives (a)	1,429	436	993	0.01	1,066	266	800	0.01
Acquisition Related Costs (b)	(518)	(135)	(383)	-	15,066	4,610	10,456	0.13
Integration Related Costs (c)	993	-	993	0.01	1,922	605	1,317	0.02
Legal Charges/Credits, net (d)	-	-	-	-	1,000	354	646	0.01
Tax Assessment (e)	-	-	-	-	5,331	1,885	3,446	0.04
Restructuring and Other Charges, net (f)	910	215	695	0.01	10,934	2,892	8,042	0.10
Losses (Gains) on Sale of Assets	1,195	246	949	0.01	(89)	(29)	(60)	-
CTA Realization (g)	-	-	-	-	(12,214)	-	(12,214)	(0.15)
FDA Mandated Product Recall (h)	5,000	1,196	3,804	0.05	3,500	1,238	2,262	0.03
U.S. Tax Reform (i)	-	(649)	649	0.01	-	-	-	-
Frutarom Acquisition Related Costs (j)	36,989	6,543	30,446	0.38	-	-	-	-
Adjusted (Non-GAAP)	$326,752	$60,042	$266,710	$3.35	$307,043	$66,789	$240,254	$3.02

(a)	For 2018, represents accelerated depreciation related to a plant relocation in India. For 2017, represents accelerated depreciation and idle labor costs in Hangzhou, China.
(b)	For 2018, represents adjustments to the contingent consideration payable for PowderPure, and transaction costs related to Fragrance Resources and PowderPure within Selling and administrative expenses. For 2017, represents the amortization of inventory "step-up" related to the acquisitions of David Michael, Fragrance Resources and PowderPure, included in cost of goods sold and transaction costs related to the acquisitions of David Michael, Fragrance Resources and PowderPure, included in Selling and administrative expenses.
(c)	For 2018, represents costs related to the integration of David Michael. For 2017, represents costs related to the integration of David Michael and Fragrance Resources acquisitions.
(d)	Represents additional charge related to litigation settlement.
(e)	Represents the reserve for payment of a tax assessment related to commercial rent for prior periods.
(f)	Represents severance costs related to the 2017 Productivity Program and Taiwan lab closure.
(g)	Represents the release of CTA related to the liquidation of a foreign entity.
(h)	Represents management's best estimate of losses related to the previously disclosed FDA mandated recall.
(i)	Represents charges incurred related to enactment of certain U.S. tax legislation changes in December 2017.
(j)	Represents transaction-related costs and expenses related to the pending acquisition of Frutarom. Amount includes $10.6 million of bridge loan commitment fees included in Interest expense, $25.0 million mark-to-market loss adjustment on an interest rate derivative and an $11.0 million mark-to-market gain adjustment on a foreign currency derivative, and $12.5 million of transaction costs included in administrative expenses.
(k)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable for which the tax expense (benefit) was calculated at 0%. For second quarter of 2018, certain non-GAAP adjustments were subject to valuation allowances and therefore was calculated at 0%.
(l)	The sum of these items does not foot due to rounding.
The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $1.4M related to PowderPure, $4.0M related to Fragrance Resources, $2.3M related to David Michael, $3.1M related to Ottens Flavors, and $4.3M related to Lucas Meyer Cosmetics.

CONTACT:
IFF
Michael DeVeau, 212-708-7164
VP, Corporate Strategy, Investor Relations & Communications
Michael.DeVeau@iff.com